Exhibit 99.1

Axsome Therapeutics Announces FDA Pre-NDA Meeting Minutes for AXS-12 in Narcolepsy Supporting NDA Submission

New Drug Application (NDA) submission on track for January 2026

NEW YORK, December 31, 2025 (Globe Newswire) – Axsome Therapeutics, Inc. (NASDAQ: AXSM), a biopharmaceutical company leading a new era in the treatment of central nervous system (CNS) disorders, today announced that it has received formal pre-New Drug Application (NDA) meeting minutes from the U.S. Food and Drug Administration (FDA) supporting an NDA submission for AXS-12 in narcolepsy. AXS-12 (reboxetine) is a highly selective and potent norepinephrine reuptake inhibitor and cortical dopamine modulator. The purpose of the meeting was to reach agreement with the FDA on the proposed content and format of the Company’s planned NDA submission including the clinical and nonclinical requirements.

Based on the feedback from the FDA, the Company’s regulatory data package would be sufficient for the submission of an NDA for AXS-12 for the treatment of cataplexy in narcolepsy. Axsome anticipates completing the NDA submission in January 2026. Acceptance of the final NDA will be subject to the FDA’s review of the complete filing.

“We are pleased with the FDA pre-NDA meeting minutes which allow completion of the NDA submission for AXS-12 for the treatment of cataplexy in patients with narcolepsy shortly in January 2026,” said Herriot Tabuteau, MD, Chief Executive Officer of Axsome. “We are excited by the potential of AXS-12 to provide a new, differentiated treatment option to patients living with this debilitating condition, if approved.”

AXS-12’s clinical development program in narcolepsy includes three controlled efficacy trials, and a completed long-term safety trial.

AXS-12 has been granted Orphan Drug Designation for the treatment of narcolepsy. Orphan Drug Designation is granted to promising drugs intended for the safe and effective treatment of rare diseases, defined as those affecting fewer than 200,000 people in the U.S. This designation may entitle Axsome to a period of seven years of marketing exclusivity in the U.S. upon FDA approval and a waiver of the Company’s obligation to pay the FDA application user fees for the product as required by the Prescription Drug User Fee Act.

About Narcolepsy

Narcolepsy is a serious and debilitating orphan neurological condition that causes dysregulation of the sleep-wake cycle and is characterized clinically by excessive daytime sleepiness, cataplexy, hypnagogic hallucinations, sleep paralysis, and disrupted nocturnal sleep.1-3 Cataplexy is seen in an estimated 70% of narcolepsy patients and is a sudden reduction or loss of muscle tone while a patient is awake, typically triggered by strong emotions such as laughter, fear, anger, stress, or excitement.4-5 Narcolepsy is a life-long condition that interferes with cognitive, psychological, and social functioning, increases the risk of work- and driving-related accidents, and is associated with a 1.5-fold higher mortality rate.6-8

About AXS-12

AXS-12 (reboxetine) is a highly selective and potent norepinephrine reuptake inhibitor and cortical dopamine modulator under development for the treatment of narcolepsy. AXS-12 is thought to modulate noradrenergic activity to promote maintain tone during wakefulness, and noradrenergic and cortical dopamine signaling to promote wakefulness and enhance cognition. AXS-12 has been granted U.S. Food and Drug Administration (FDA) Orphan Drug Designation for the treatment of narcolepsy. AXS-12 is covered by issued patents providing protection to at least 2039. AXS-12 is an investigational drug product not approved by the FDA.

About Axsome Therapeutics

Axsome Therapeutics is a biopharmaceutical company leading a new era in the treatment of central nervous system (CNS) conditions. We deliver scientific breakthroughs by identifying critical gaps in care and develop differentiated products with a focus on novel mechanisms of action that enable meaningful advancements in patient outcomes. Our industry-leading neuroscience portfolio includes FDA-approved treatments for major depressive disorder, excessive daytime sleepiness associated with narcolepsy and obstructive sleep apnea, and migraine, and multiple late-stage development programs addressing a broad range of serious neurological and psychiatric conditions that impact over 150 million people in the United States. Together, we are on a mission to solve some of the brain’s biggest problems so patients and their loved ones can flourish. For more information, please visit the Company’s website at www.axsome.com.

Forward Looking Statements

Certain matters discussed in this press release are “forward-looking statements”. The Company may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. In particular, the Company’s statements regarding trends and potential future results are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including, but not limited to, the commercial success of the Company’s Sunosi®, Auvelity®, and Symbravo® products and the success of the Company’s efforts to obtain any additional indication(s) with respect to solriamfetol and/or AXS-05; the Company’s ability to maintain and expand payer coverage; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund the Company’s disclosed clinical trials, which assumes no material changes to the Company’s currently projected revenues or expenses), futility analyses and receipt of interim results, which are not necessarily indicative of the final results of the Company’s ongoing clinical trials, and/or data readouts, and the number or type of studies or nature of results necessary to support the filing of a new drug application (“NDA”) for any of the Company’s current product candidates; the Company’s ability to fund additional clinical trials to continue the advancement of the Company’s product candidates; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration (“FDA”) or other regulatory authority approval of, or other action with respect to, the Company’s product candidates, including statements regarding the timing of any NDA submission; the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company’s license agreements; the acceptance by the market of the Company’s products and product candidates, if approved; the Company’s anticipated capital requirements, including the amount of capital required for the commercialization of Sunosi, Auvelity, and Symbravo and for the Company’s commercial launch of its other product candidates, if approved, and the potential impact on the Company’s anticipated cash runway; the Company’s ability to convert sales to recognized revenue and maintain a favorable gross to net sales; unforeseen circumstances or other disruptions to normal business operations arising from or related to domestic political climate, geo-political conflicts or a global pandemic and other factors, including general economic conditions and regulatory developments, not within the Company’s control. The factors discussed herein could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance.

Investors:

Ashley Dong

Director, Investor Relations

(929) 687-1614

adong@axsome.com

Media:

Darren Opland

Senior Director, Corporate Communications

(929) 837-1065

dopland@axsome.com

References

1.
American Academy of Sleep Medicine. The International Classification of Sleep Disorders. Third Edition (ICSD-3). 2014.
2.
National Institute of Neurological Disorders and Stroke. Narcolepsy.https://www.ninds.nih.gov/health-information/disorders/narcolepsy. Accessed September 2024.
3.
España RA, Scammell TE. Sleep neurobiology from a clinical perspective. Sleep. 2011 Jul 1;34(7):845-58.
4.
Narcolepsy Network. About Narcolepsy. https://narcolepsynetwork.org/about-narcolepsy/. Accessed September 2024.
5.
Swick TJ. Treatment paradigms for cataplexy in narcolepsy: past, present, and future. Nat Sci Sleep. 2015 Dec 11;7:159-69.
6.
Tadrous R, O'Rourke D, Mockler D, Broderick J. Health-related quality of life in narcolepsy: A systematic review and meta-analysis. J Sleep Res. 2021 Dec;30(6):e13383.
7.
Patil SP, Ayappa IA, Caples SM, Kimoff RJ, Patel SR, Harrod CG. Treatment of Adult Obstructive Sleep Apnea With Positive Airway Pressure: An American Academy of Sleep Medicine Systematic Review, Meta-Analysis, and GRADE Assessment. J Clin Sleep Med. 2019 Feb 15;15(2):301-334.
8.
Ohayon MM, Black J, Lai C, Eller M, Guinta D, Bhattacharyya A. Increased mortality in narcolepsy. Sleep. 2014 Mar 1;37(3):439-44.